UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 9, 2015
NorthStar Asset Management Group Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36301 (Commission File Number)	46-4591526 (I.R.S. Employer Identification No.)
(212) 547-2600
(Registrant's telephone number, including area code)

399 Park Avenue, 18th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
The information included in Item 2.01 below of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.
Item 2.01. Completion of Acquisition or Disposition of Assets.
On January 9, 2015, NorthStar Asset Management Group Inc. (“NSAM”), through its wholly owned subsidiary, Platform Hospitality Investor T-II, LLC (“NSAM Member”), completed its investment in the business of Island Hospitality Group Inc. (“Island”) through the acquisition of 45% of the membership interests (the “Island Interest”) of Island Hospitality Joint Venture, LLC (“Island Ventures”), a Delaware limited liability company and subsidiary of Island JV Member Inc. (“Island Member”). NSAM purchased the Island Interest with a combination of cash and stock totaling approximately $37.8 million, consisting of $33.2 million of cash and 208,486 shares of NSAM restricted common stock (which stock is subject to certain lock-up restrictions). Island is a hospitality-focused real estate management firm which currently manages 143 hotel properties. The purchase of the Island Interest was made pursuant to a unit purchase agreement (the “Purchase Agreement”) with Island Member.
NSAM’s investment in Island Ventures is structured as a joint venture between the NSAM Member and Island Member. Concurrently with the closing, the NSAM Member and Island Member entered into a limited liability company agreement (the “LLC Agreement”) for Island Ventures, which provides for the organizational, economic and governance arrangements of the joint venture and the rights and obligations of each of the joint venture members. The Island Venture is managed by a managing member (which is currently the Island Member), subject to certain major decision approval rights by a committee consisting of Jeffrey Fisher, an Island principal, two members appointed by the Island Member and two members appointed by the NSAM Member. Certain major decisions require the consent of the NSAM Member appointed committee members. The principals of Island will continue to run the day-to-day operations of Island Ventures’ business, including continuing as operator of a majority of the hotel portfolio owned by NSAM’s managed companies. The members of Island Ventures are entitled to receive certain distributions of operating cash flow in accordance with the allocations set forth in the LLC Agreement.
The Purchase Agreement contains customary representations, warranties and indemnification obligations of the parties, as described in the Purchase Agreement.  In addition, in connection with the closing, NSAM entered into various restrictive covenants related to the business being conducted by Island Ventures.
The foregoing description of the Purchase Agreement and the LLC Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement and the LLC Agreement, filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements.

If applicable, the required financial statements for the transaction described in Item 2.01 above will be filed under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this initial Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

If applicable, the required pro forma financial information for the transaction described in Item 2.01 above will be filed under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this initial Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit Number	Description
10.1	Unit Purchase Agreement, dated as of January 9, 2015, by and between Platform Hospitality Investor T-II, LLC and Island JV Member Inc.
10.2	Limited Liability Company Agreement of Island Hospitality Joint Venture, LLC, dated as of January 9, 2015, by and between Platform Hospitality Investor T-II, LLC and Island JV Member Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Asset Management Group Inc. (Registrant)

Date: January 15, 2015	By:	/s/ Ronald J. Lieberman Ronald J. Lieberman Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Unit Purchase Agreement, dated as of January 9, 2015, by and between Platform Hospitality Investor T-II, LLC and Island JV Member Inc.
10.2	Limited Liability Company Agreement of Island Hospitality Joint Venture, LLC, dated as of January 9, 2015, by and between Platform Hospitality Investor T-II, LLC and Island JV Member Inc.